PRICING SUPPLEMENT NO. 114                               Rule 424(b)(3)
DATED: August 1, 1997                                File No. 333-17985
(To Prospectus dated January 22, 1997
and Prospectus Supplement dated January 22, 1997)


                                 $5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate Notes      Book Entry Notes
$52,150,000                      [x]                      [x]

Original Issue Date:             Fixed Rate Notes         Certificated Notes
8/05/97                          [_]                      [_]

Maturity Date: 8/05/98

Option to Extend Maturity:                  No  [x]

                                            Yes [_]   Final Maturity Date:

                                                 Optional         Optional
                         Redemption              Repayment        Repayment
Redeemable On            Price(s)                Date(s)          Price(s)
-------------            ----------              ---------        ---------

N/A                      N/A                     N/A              N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]         Commercial Paper Rate         Minimum Interest Rate: N/A

[_]         Federal Funds Rate            Interest Reset Date(s): *

[x]         Treasury Rate                 Interest Reset Period: Weekly

[_]         LIBOR Reuters                 Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate: ***                Interest Payment Period: Quarterly

Index Maturity:  Three months

Spread (plus or minus): +.40%
---------------------------


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*        On Tuesday of each week, or the day following the Treasury auction.

**       11/05/97, 2/05/98, 5/05/98 and 8/05/98.

***      The Treasury auction rate on August 4, 1997, plus 40 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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